
MORNING BRIEF

orix Bioscience nnounces Arrival f OG Group ersonnel and quipment in delanto; ıstallation of ustom-Made xtraction Systems nderway; perating Team argets Leadership ole in California annabis Industry

ɔeNewswire • March 20, 2018

IRVINE, Calif., March 20, 2018 (GLOBE NEWSWIRE) -- Corix Bioscience Inc. (CXBS), an emerging developer of proprietary cannabis and industrial hemp strains earmarked specifically for use in important healthcare applications, today announced that the relocation of OG Group personnel and equipment from Colorado to California is proceeding smoothly.

Corix CEO Michael Ogburn stated, "We are excited that an iconic industry 'Dream Team' will be a vital part of Corix Bioscience going forward. I am confident that our joint efforts will result in significant value creation for all of our stakeholders."

Subject to approval of its standard operating plan by the City of Adelanto, OG Group expects to be functioning near full strength in two to three weeks.

OG Group president Tim Chan said, "In 2018, the California cannabis industry should generate over $7 billion in revenue. Cultivators and distributors know that we have an unparalleled reputation for excellence with respect to the work we do and the results we achieve. We fully expect OG Group will be the leading cannabis extractor in the state this year."

Anthony Smith, OG Group chief operating officer, commented, "The cannabis industry has not yet seen the unique technology we will utilize at scale in our Adelanto facility. The true extent of what we can do will soon be apparent, and we look forward to a robust demand for our array of value-added services."

About OG Group

OG Group LLC was recently established by several experienced industry leaders who have revolutionized the cannabis distillery and refinery space. Their background in modern technology and molecular science has allowed them to serially invent ground-breaking products that dominate the market.

One recent innovation that has already generated substantial demanc is a service designed to assist cultivators in adapting to the regulation changes in California. To protect consumers, the state has toughened


Colgate

its regulations on residual pesticide levels in cannabis. OG Group has developed a unique molecular procedure that removes the residual pesticides, allowing cultivators' products to be compliant once again, and also safer for their customers.

Utilizing science and technology, OG Group has become a leading innovator in the cannabis industry, achieving levels of quality that have redefined the standards for cannabis-related products.

About Corix

Corix Bioscience Inc. develops proprietary cannabis and industrial hemp strains using tissue cell cultures to propagate living plants that are free of any pathogen or disease. We grow these plants to maturity and extract the oils, which are the "medicine" part of the plants. We are science-based, knowledge-powered and purpose-driven. Our market focus is on healthcare and we expect to release our initial brand-name products for distribution in the first half of this year.

Our principal executive offices are in Irvine, California. We grow industrial hemp on land we lease near Genoa, Nevada. We also provide industrial hemp and cannabis extraction services in Adelanto, California. Our mission is to create superior-quality products in medical-grade facilities, better for both people and the environment. We invite you to visit us on the Web at www.corixbioscience.com.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements in this news release that are not statements of historical fact, including, but not limited to, those identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, and including statements related to expected market trends and the future business and financial performance of Corix Bioscience Inc., are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.

Prospective investors are cautioned not to place undue reliance on any forward-looking statements. Statements made regarding the intent, belief or current expectations of Corix are based on assumptions that Corix management believes are reasonable in light of information available on the date hereof, but they are not guarantees of future performance and are subject to a wide range of known and unknown risks, uncertainties and other factors identified in periodic filings made by Corix with the Securities and Exchange Commission.

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